Exhibit 99.1
19 January 2010
TRAVELPORT ANNOUNCES INITIAL PUBLIC OFFERING
Travelport Holdings (Jersey) Limited (to be renamed Travelport plc) today announces its intention to proceed with an unregistered offering of shares within the United States in connection with an initial public offering of shares being made to institutions in the United Kingdom and to eligible institutional investors internationally.
The proposed initial public offering is intended to raise $1.775 billion, with the net proceeds used to reduce indebtedness of the Travelport group.
The transaction is expected to close in the first quarter of 2010, subject to market and other customary conditions.
THIS ANNOUNCEMENT DOES NOT CONSTITUTE OR FORM PART OF AN OFFER OR SOLICITATION OF AN OFFER TO PURCHASE OR SUBSCRIBE FOR SECURITIES IN THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION. NO PUBLIC OFFERING OF SECURITIES IS BEING MADE IN THE UNITED STATES.
Certain statements in this announcement are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the US Securities Exchange Act of 1934, and that involve risks and uncertainties. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases it is possible to identify forward-looking statements by words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “potential”, “should”, “will”, “would” and other similar words or, in each case, their negative or other variations or comparable terminology. Statements containing such words should be read carefully because they discuss Travelport’s future priorities, goals, strategies, actions to improve business performance, market growth assumptions and expectations, new products, product pricing, future business opportunities, capital expenditure, financing needs, financial position and other information that is not historical information or state other “forward-looking” information. Forward-looking statements speak only as of the date they are made and may and often do differ materially from actual results. Travelport assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements except to the extent required by applicable securities laws.
This communication is for distribution only to and directed only at persons in member states of the European Economic Area (“Member States”) who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71//EC) and related implementation measures in the Member States (“Qualified Investors”). In addition, in the United Kingdom, this communication is for distribution only to and is directed only at Qualified Investors who are persons who have professional experience in matters relating to investments falling within Article 19(5) and/or who are high net worth entities falling within Article 49(2) (a) to (d) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 and to all persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
NOT FOR RELEASE IN CANADA, AUSTRALIA, SOUTH AFRICA OR JAPAN

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